AMENDMENT No. 2 dated as of May 1, 2009 (this “Amendment”), to the Credit Agreement dated as of October 31, 2005, as amended (the “Credit Agreement”), among Targa Resources, Inc. (the “Borrower”), each lender from time to time party thereto (each, a “Lender”) and Credit Suisse, as administrative agent (in such capacity the “Administrative Agent”), Swing Line Lender, a Revolving L/C Issuer and the Synthetic L/C Issuer.

WHEREAS, pursuant to the Credit Agreement, the Lenders have extended credit to the Borrower;

WHEREAS, the Borrower has informed the Lenders that it desires to amend the Credit Agreement as provided herein;

WHEREAS, the undersigned Lenders and the Administrative Agent are willing so to amend the Credit Agreement on the terms and subject to the conditions set forth herein; and

WHEREAS, capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

SECTION 1. Amendments.  (a)  Section 1.01 of the Credit Agreement is hereby amended by adding the following terms in proper alphabetical order:

“Amendment No. 2” means Amendment No. 2 dated as of May 1, 2009, to this Agreement.

“Amendment No. 2 Effective Date” means the “Amendment Effective Date” under and as defined in Amendment No. 2.

“OMR Window” has the meaning set forth in Section 2.05(c).

“Open Market Repurchase” has the meaning set forth in Section 2.05(c).

“Permitted Senior Secured Notes” means debt securities issued by the Borrower in a capital markets transaction or institutional private placement; provided that:

(a) the Net Cash Proceeds of such debt securities shall be used to prepay Term Loans outstanding hereunder in accordance with Section 2.05(a)(i) within three Business Days after such Net Cash Proceeds are received;

(b) the aggregate principal amount of such debt securities shall not exceed the aggregate principal amount of Term Loans being prepaid plus unpaid accrued interest thereon plus the amount of investment banking fees, underwriting or initial purchaser discounts, original issue discounts, commissions, costs and other out-of-pocket expenses and other customary expenses incurred in connection with the issuance of such debt securities;

(c) such debt securities (i) shall not have a final maturity earlier than, or provide for any scheduled repayment of principal prior to, October 31, 2012, (ii) shall not be subject to mandatory prepayment or redemption, prepayment or redemption at the option of the holder thereof, or similar mandatory repayment provisions, other than those customary for debt securities issued in the capital markets or institutional private placement markets, (iii) shall not be Guaranteed by any Affiliate of the Borrower other than the Subsidiary Guarantors, (iv) shall not be secured by any assets other than the Collateral and (v) shall be subject to a Permitted Senior Secured Notes Intercreditor Agreement;

 (d) (i) the terms and conditions (including as to collateral but excluding as to interest rate and redemption premium) of such debt securities, taken as a whole, shall not be materially less favorable to the Loan Parties or the Lenders than the terms and conditions set forth in this Agreement and (ii) prior to the issuance of such debt securities, the Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement; and

(e) at the time of and after giving effect to the issuance of such debt securities, no Event of Default shall have occurred and be continuing.

The Permitted Senior Secured Notes shall be secured by the Collateral by amending or modifying the Collateral Documents (which amendments or modifications may include collateral trust arrangements pursuant to which a collateral trustee replaces the Collateral Agent) pursuant to amendments or modifications reasonably acceptable to the Required Lenders (it being understood that (i) any such amendments or modifications shall be considered approved by a Lender if made available to such Lender by the Administrative Agent (through Intralinks or a similar facility) and such Lender is informed that such amendments and modifications shall be considered approved by it if there is no objection within four Business Days, and no such objection is made and (ii) such amendments and modifications shall be deemed accepted if approved or deemed approved by the Required Lenders).

“Permitted Senior Secured Notes Intercreditor Agreement” means an intercreditor or collateral trust agreement among the Loan Parties, the Administrative Agent, the Collateral Agent, any collateral trustee and the trustee for the holders of Permitted Senior Secured Notes, which intercreditor or collateral trust agreement shall be reasonably acceptable to the Required Lenders (it being understood that (a) any such intercreditor or collateral trust agreement shall be considered approved by a Lender if made available to such Lender by the Administrative Agent (through Intralinks or a similar facility) and such Lender is informed that such intercreditor or collateral trust agreement shall be considered approved by it if there is no objection within four Business Days, and no such objection is made and (b) such intercreditor or collateral trust agreement shall be deemed accepted if approved or deemed approved by the Required Lenders).

(b) Section 1.01 of the Credit Agreement is hereby further amended by revising the definition of the term “Collateral Agent” by adding the following immediately before the period at the end thereof:

“; provided that, if any Permitted Senior Secured Notes are issued and a collateral trust arrangement is implemented for purposes of sharing the benefits of the Collateral, references in the Loan Documents to the term “Collateral Agent” shall, where appropriate, be construed to refer to the collateral trustee with respect to such collateral trust arrangement”.

(c) Section 1.01 of the Credit Agreement is hereby further amended by revising the definition of the term “Collateral Documents” by adding the following immediately before the period at the end thereof:

“or, if any Permitted Senior Secured Notes are outstanding and a collateral trustee is acting as collateral agent, in favor of such collateral trustee for the benefit of the Secured Parties and the holders of such Permitted Senior Secured Notes”.

(d) Section 1.01 of the Credit Agreement is hereby further amended by revising clause (c) of the definition of the term “Consolidated Net Income” in its entirety as follows:

“(c) any income (loss) for such period attributable to the early extinguishment of Indebtedness (including, without limitation, any income (loss) associated with or resulting from Open Market Repurchases), and”

(e) Section 1.01 of the Credit Agreement is hereby further amended by revising clause (b)(iii) of the definition of the term “Excess Cash Flow” in its entirety as follows:

“(iii) the aggregate amount of all principal payments of Indebtedness of the Borrower and the Restricted Subsidiaries (including the principal component of payments in respect of Capitalized Leases but excluding (A) all prepayments of Loans (including any Open Market Repurchases of Term Loans) and (B) any prepayments made under any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder) made during such period, except to the extent financed with the proceeds of other Indebtedness of the Borrower or the Restricted Subsidiaries,”

(f) Section 1.01 of the Credit Agreement is hereby further amended by revising the definition of the term “Loan Documents” in its entirety as follows:

““Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) the Subsidiary Guaranty, (iv) the Collateral Documents, (v) each Letter of Credit Application, (vi) the Intercreditor Agreement and (vii) any Permitted Senior Secured Notes Intercreditor Agreement.”

(g) Section 2.05(a)(v) of the Credit Agreement is hereby amended by inserting the following immediately before the period at the end thereof:

“; provided that prepayments resulting from the issuance of Permitted Senior Secured Notes shall be applied pro rata to such remaining scheduled installments of principal”.

(h) Section 2.05(b)(i) of the Credit Agreement is hereby amended by inserting the following after the words “Term Loans” in clause (B)(1) thereof:

“(other than any Open Market Repurchases of Term Loans)”.

(i) Section 2.05 of the Credit Agreement is hereby further amended by changing the existing paragraph (c) to paragraph (d) and adding the following paragraph (c) after paragraph (b) thereof:

“(c) Open Market Repurchases.  Notwithstanding anything to the contrary contained in this Section 2.05 or any other provision of this Agreement, the Borrower may prepay outstanding Term Loans at a discount to par pursuant to one or more open market repurchases on the following basis (any such prepayment, an “Open Market Repurchase”):

(i) Open Market Repurchases shall be conducted within one or more periods (each such period, an “OMR Window”), each having a duration of two Business Days.  The Borrower shall provide notice to each Term Lender of its intent to conduct Open Market Repurchases, which notice shall specify the dates of the relevant OMR Window, prior to or upon the commencement of such OMR Window.  Such notice shall include a representation by the Borrower that there is no material non-public information that has not been disclosed which, if made public, would reasonably be expected to have a material positive effect on the market price of the Term Loans subject to such Open Market Repurchases.

(ii) Each Open Market Repurchase shall be subject to the conditions that (A) no Open Market Repurchase shall be made after the date that is 18 months after the Amendment No. 2 Effective Date, (B) immediately prior to and after giving effect to such Open Market Repurchase, no Default shall have occurred and be continuing, (C) immediately prior to and after giving effect to such Open Market Repurchase, (x) the sum of unused Revolving Credit Commitments plus unrestricted cash and cash equivalents held by Loan Parties shall not be less than (y) an amount equal to the total Revolving Credit Commitments minus the outstanding Revolving Letters of Credit and (D) the aggregate amount paid by the Borrower in respect of all Open Market Repurchases shall not exceed $150,000,000 (excluding related fees and expenses directly arising therefrom).

(iii) All Term Loans prepaid by the Borrower pursuant to this Section 2.05(c) shall be accompanied by all accrued interest on the par principal amount so prepaid to, but not including, the date of the Open Market Repurchase.  Open Market Repurchases shall not be subject to Section 3.05.  The par principal amount of Term Loans prepaid pursuant to this Section 2.05(c) shall be applied pro rata to reduce the remaining scheduled installments of principal thereof pursuant to Section 2.07(a).

(iv) During any OMR Window, the Borrower (i) shall not prepay a Term Loan of a Term Lender at a price higher than a price at which it has declined to prepay a Term Loan of any other Term Lender during such OMR Window and (ii) shall prepay on a pro rata basis those Term Loans offered to it at the same price during such OMR Window, if any Term Loans are prepaid at such price.

(v) At such time that the Borrower has paid at least $15,000,000 in respect of Open Market Repurchases (and upon each subsequent payment of at least $15,000,000 in respect of Open Market Repurchases since disclosure was last made pursuant to this clause (v)), the Borrower shall promptly notify the Term Lenders of the aggregate principal amount of Term Loans prepaid pursuant to Open Market Repurchases and of the average price paid for such Term Loans.

(vi) This Section 2.05(c) shall neither (A) require the Borrower to undertake any Open Market Repurchase nor (B) limit or restrict the Borrower from making voluntary prepayments of Term Loans in accordance with Section 2.05(a).  Section 2.13 shall not apply to any Open Market Repurchases pursuant to this Section 2.05(c).

(vii) The Borrower’s right to conduct Open Market Repurchases pursuant to this Section 2.05(c) shall be terminated if the Borrower is assigned a “selective default” rating by S&P, a “limited default” rating by Moody’s or an equivalent rating by any other nationally recognized rating agency; provided that if the Borrower has commenced an Open Market Repurchase at the time such rating is assigned, the Borrower shall be permitted to complete such Open Market Repurchase.

(viii) The Borrower may terminate its right to conduct Open Market Repurchases pursuant to this Section 2.05(c) by delivering written notice of such termination to the Administrative Agent.”

(j) Section 7.01 of the Credit Agreement is hereby amended by replacing the period at the end of clause (y) thereof with a semicolon and the word “and”, and adding the following:

“(z) Liens on Collateral securing Permitted Senior Secured Notes; provided that such Liens shall be subject to a Permitted Senior Secured Notes Intercreditor Agreement.”

(k) Section 7.02 of the Credit Agreement is hereby amended by deleting the word “and” after clause (t) thereof, replacing the period at the end of clause (u) thereof with a semicolon and the word “and”, and adding the following:

“(v) any Investment made with net cash proceeds of equity contributions made to the Borrower after the Amendment No. 2 Effective Date (other than pursuant to Section 8.05) which were contributed for the purpose of enabling the Borrower to make such Investments and any additional Investments made with proceeds representing a return of capital in respect of (but not exceeding the amount of) any such Investment made with net cash proceeds of equity contributions to the Borrower; provided that any Investment made in reliance upon this clause (v) must be (A) made in a Person that is organized under the Laws of the United States, any state thereof or the District of Columbia and (B) pledged as Collateral to secure the Obligations.”

(l) Section 7.03 of the Credit Agreement is hereby amended by deleting the word “and” after clause (s) thereof, changing the existing clause (t) to clause (u), replacing “through (s)” in such clause (u) with “through (t)” and adding the following clause (t) after clause (s) thereof:

“(t) Permitted Senior Secured Notes; and”

(m) Section 7.13 of the Credit Agreement is hereby amended by deleting the word “and” after claused (f) thereof, replacing the period at the end of clause (g) with a semicolon and the word “and”, and adding the following:

“(h) mandatory prepayments or redemptions of Permitted Senior Secured Notes.”

(n) Section 9.01(c) of the Credit Agreement is hereby amended by inserting the following after the words “Intercreditor Agreement” therein:

“and any Permitted Senior Secured Notes Intercreditor Agreement”.

(o) Section 9.14 of the Credit Agreement is hereby amended by adding the following new sentence at the end thereof:

“The Agents are also authorized to enter into any Permitted Senior Secured Notes Intercreditor Agreement, and the parties hereto acknowledge that any such Permitted Senior Secured Notes Intercreditor Agreement is binding upon them.”

(p) Section 10.08 of the Credit Agreement is hereby amended by revising clause (d) thereof in its entirety as follows:

“(d) to any other party to this Agreement, the Intercreditor Agreement or any Permitted Senior Secured Notes Intercreditor Agreement;”

SECTION 2. Representations and Warranties.  To induce the other parties hereto to enter into this Amendment, the Borrower hereby represents and warrants to the Administrative Agent and to each of the Lenders that, after giving effect to this Amendment:

(a) The representations and warranties of the Borrower and each other Loan Party contained in any Loan Document are true and correct (or, in the case of representations and warranties not qualified as to materiality, true and correct in all material respects) on and as of the date hereof; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they are true and correct (or, in the case of representations and warranties not qualified as to materiality, true and correct in all material respects) as of such earlier date.

(b) No Default has occurred and is continuing.

SECTION 3. Amendment Fees.  The Borrower agrees to pay to the Administrative Agent for the account of each Lender (other than a Defaulting Lender) that executes and delivers a copy of this Amendment to the Administrative Agent (or its counsel) at or prior to 12:00 noon New York City time, on May 1, 2009 (or such other time or date on which the Administrative Agent and the Borrower shall agree), an amendment fee (the “Amendment Fees”) in an amount equal to 0.25% of the sum of (i) the principal amount of outstanding Term Loans of such Lender, (ii) the Revolving Credit Commitment (whether used or unused) of such Lender and (iii) the Synthetic L/C Commitment (whether used or unused) of such Lender, in each case as of such date; provided that the Borrower shall have no liability for any such Amendment Fees if this Amendment does not become effective in accordance with Section 4 below.  Such Amendment Fees shall be payable in immediately available funds on, and subject to the occurrence of, the Amendment Effective Date.

SECTION 4. Conditions to Effectiveness.  This Amendment shall become effective on the date (the “Amendment Effective Date”) on which the Administrative Agent shall have received (a) counterparts of this Amendment that, when taken together, bear the signatures of the Borrower and the Required Lenders, and (b) the Amendment Fees and all other amounts due and payable on or prior to the Amendment Effective Date, including reimbursement or payment of all expenses required to be paid or reimbursed by the Borrower in connection with this Amendment and the Credit Agreement, in each case to the extent such expenses have been invoiced at least one Business Day prior to the Amendment Effective Date.

SECTION 5. Credit Agreement.  Except as specifically amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof.  After the Amendment Effective Date, any reference to the Credit Agreement shall mean the Credit Agreement as amended or modified hereby.  This Amendment shall be a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 6. APPLICABLE LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.  Delivery of an executed signature page to this Amendment by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be effective as delivery of a manually signed counterpart of this Amendment.

SECTION 8. Expenses.  The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.

SECTION 9. Headings.  The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

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N WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

TARGA RESOURCES, INC.,

By /s/  Matthew J. Meloy________
Name:                         Matthew J. Meloy

Title:               Vice President – Finance andTreasurer

CREDIT SUISSE, CAYMAN ISLANDS
BRANCH, individually and as Administrative Agent,

By /s/  James Moran________________
Name: James Moran

Title:               Managing Director

By /s/  Nupur Kumar________________
Name:                         Nupur Kumar

Title:               Vice President